QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.3

[UBS SECURITIES LLC LETTERHEAD]

UBS Securities LLC
1285 Avenue of the Americas
New York, NY 10019
www.ubs.com

CONSENT OF UBS SECURITIES LLC

        We hereby consent to the inclusion of our opinion letter, dated September 14, 2018, to the Special Committee of the Board of Trustees of Select Income REIT ("SIR") as Annex C to the joint proxy statement/prospectus relating to the proposed merger involving SIR and Government Properties Income Trust ("GOV"), which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of GOV (the "Registration Statement") and references to such opinion in such joint proxy statement/prospectus. By giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ UBS Securities LLC UBS SECURITIES LLC
New York, New York September 28, 2018

QuickLinks

  Exhibit 99.3
[UBS SECURITIES LLC LETTERHEAD]
CONSENT OF UBS SECURITIES LLC